UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2013

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Dendreon Corporation (the “Company”) agreed with the U.S. Food and Drug Administration (“FDA”) to notify certain physician customers starting on December 19, 2013, that the Company released, in limited circumstances, one or more doses of PROVENGE® (sipuleucel-T) that did not meet the potency release specification for CD54 upregulation. The error affected less than 0.3% of PROVENGE commercial doses released since commercial launch. CD54 upregulation is a measure of antigen presenting cell activation and one of two product potency measurements used to release product. All other release specifications for the product were met. As a result, certain doses of PROVENGE which were administered may not have been effective or as effective for the approved indication, and the notification is limited to those physicians who had patients that were affected. The Company promptly corrected the issue that caused these doses to be released. The FDA has not placed any restrictions on Dendreon’s ability to manufacture or distribute PROVENGE.

The Company recently identified the issue during process development studies and proactively notified the FDA upon discovery of the issue. The Company takes its commitment to quality and compliance seriously and, as a matter of best practice, is conducting a review of all of its quality systems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: December 19, 2013	/s/ Christine Mikail
Christine Mikail
Executive Vice President, Corporate Development, General Counsel, and Secretary